EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 1 to the Registration Statement on Form S-1 (No. 333-141918) and the related Prospectus of our report dated March 26, 2007 relating to the financial statements of A.P. Pharma, Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Odenberg, Ullakko, Muranishi & Co. LLP

San Francisco, California

May 24, 2007